Exhibit 10.1

Amendment No. 2 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment Agreement”) dated as of October 6, 2006 among Lexmark Receivables Corporation (the “Seller”), CIESCO, LLC (“CIESCO”), Gotham Funding Corporation (“Gotham”), Citibank, N.A. (“Citibank”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), Citicorp North America, Inc. (“CNAI”), as Program Agent, CNAI and BTM, as Investor Agents, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements. (1) The Seller, CIESCO, Gotham, Citibank, BTM, CNAI and Lexmark are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has acquired, and may continue to acquire, Receivables from the Originator, either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator. The Seller has sold, and may continue to sell, Receivable Interests in the Receivables. CIESCO and Gotham may, in their sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth in the Agreement.

(2) The parties hereto desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendments. Upon the effectiveness of this Amendment Agreement, the Agreement is hereby amended as follows:

1.1  The definition of “Applicable Margin” in Section 1.01 of the Agreement is restated in its entirety to read as follows: “Applicable Margin” means, at any time, a rate per annum equal to the sum of (x) the rate appearing under the caption “Eurocurrency Spread” for the then applicable Index Debt Rating in the definition of “Applicable Rate” in the Credit Facility plus (y) 0.25%.

1.2  The definition of “BTM” in Section 1.01 of the Agreement is restated in its entirety to read as follows: “BTM” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, a Japanese banking corporation acting through its New York Branch.

1.3   The definition of “Commitment Termination Date” in Section 1.01 of the Agreement is amended by replacing the date appearing in clause (a) thereof with the date “October 5, 2007”.

1.4  The definitions of “Consolidated EBITDA” and “Consolidated Interest Expense” in Section 1.01 of the Agreement are each amended by replacing each occurrence therein of the phrase “the date hereof” with the phrase “the Second RPA Amendment Effective Date”.

1.5  The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Agreement is amended by deleting the term “Consolidated Total Debt” therein and replacing it with the term “Consolidated Total Indebtedness”.

1.6  The definition of “Consolidated Total Debt” in Section 1.01 of the Agreement is deleted in its entirety.

1.7  The definition of “Credit Facility” in Section 1.01 of the Agreement is restated in its entirety to read as follows: “Credit Facility” means the Credit Agreement dated as of January 20, 2005 among the Originator as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Fleet National Bank and Citibank, N.A. as Co-Syndication Agents, KeyBank National Association and Suntrust Bank as Co-Documentation Agents and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, as amended, restated, modified or supplemented from time to time, and all agreements, documents and instruments executed in connection therewith together with any replacement facility or refinancing thereof entered into by the Originator.

1.8  For the avoidance of doubt, the parties hereto acknowledge that the reference to “insurance” in clause (iii) of the definition of “Related Security” in Section 1.01 is intended to include (without limitation) the Insurance Agreement with respect to any Receivable that is an Insured Receivable.

1.9  The following new definitions are added to Section 1.01 of the Agreement in proper alphabetical order:

“Consolidated Total Indebtedness” has the meaning set forth in such definition in the Credit Facility as in effect on the Second RPA Amendment Effective Date and any additional defined terms used in such definition shall have their meanings as in effect on the Second RPA Amendment Effective Date.

“Insurance Agreement” means a credit insurance policy naming the Seller as the insured that insures payment of Receivables (within certain credit limits) due from certain specified Obligors.

“Insurance Provider” means, with respect to an Insurance Agreement, the insurance company providing insurance thereunder.
“Insured Obligor” means each Obligor whose Receivables are insured pursuant to an Insurance Agreement.

“Insured Receivable” means a Receivable due from an Insured Obligor.

“Insured Receivable Default” means, with respect to an Insured Receivable, an event (such as non-payment of such Receivable or bankruptcy of the Obligor thereon) which entitles the Seller to submit a claim for loss under the Insurance Agreement.

“Second RPA Amendment Effective Date” means October 6, 2006.

1.10  Section 5.01(d) is amended to add the following proviso at the end thereof: “; provided, however, that following the occurrence of an Insured Receivable Default, the Seller may assign the applicable Insured Receivables to the applicable Insurance Provider pursuant to and in accordance with the terms of the applicable Insurance Agreement; provided further that (i) the Seller shall instruct the Insurance Provider to pay any amounts payable under the Insurance Agreement with respect to the Insured Receivables to a Lock-Box Account, (ii) the Seller or Collection Agent shall notify the Program Agent of any such assignment and the amount expected to be paid by the Insurance Provider in connection therewith, (iii) upon any such permitted assignment of Insured Receivables pursuant to the foregoing proviso, the security interest of the Program Agent therein shall be automatically released and (iv) the Seller shall instruct the Insurance Provider that following payment by the Insurance Provider to the Seller with respect to any Insured Receivables the Insurance Provider shall direct the applicable Insured Obligor to pay the amounts due on such Insured Receivables directly to the Insurance Provider.”

1.11  A new Section 5.01(v) is added at the end of Section 5.01 reading as follows:

(v) Insurance Agreement. All premiums for any Insurance Agreement will be paid by the Seller and will be paid from the Seller’s own funds.

1.12  Section 6.02(a) is amended by adding the following sentence at the end thereof: “The Collection Agent shall also take such actions and provide such notices as are required pursuant to any Insurance Agreement in order to obtain payment thereunder with respect to any Insured Receivables as to which an Insured Receivable Default has occurred.”

1.13  Section 7.01(e) of the Agreement is amended by replacing the amount “$50,000,000" appearing in the third line thereof with the amount “$100,000,000" and deleting the parenthetical appearing in the third to fifth lines thereof.

1.14  Section 7.01(m) of the Agreement is amended by deleting the ratio “3.5:1.00” in the first line thereof and replacing with the following ratio “3.0:1.0.”

SECTION 2. Effectiveness. This Amendment Agreement shall become effective at such time that executed counterparts of this Amendment Agreement have been delivered by each party hereto to each other party hereto.

SECTION 3. Representations and Warranties. The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment Agreement). The Collection Agent makes each of the representations and warranties contained in Section 4.02 of the Agreement (after giving effect to this Amendment Agreement).

SECTION 4. Confirmation of Agreement. Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment Agreement, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

   IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Title: Assistant Treasurer

CIESCO, LLC

By:  Citicorp North America, Inc.,
as Attorney-in-Fact

                                By: /s/ Junette M. Earl
Title: Vice President

CITICORP NORTH AMERICA, INC.,
as Program Agent and as an Investor Agent

By:   /s/ Junette M. Earl
Title: Vice President

CITIBANK, N.A.

By: /s/ Junette M. Earl
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as a Bank

By:   /s/ Cosmas Bonaparte
Title: Cosmas Bonaparte
Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as an Investor Agent

By:   /s/ Aditya Reddy
Title: Aditya Reddy
VP

GOTHAM FUNDING CORPORATION

By: /s/ R. Douglas Donaldson
Title: Treasurer

LEXMARK INTERNATIONAL, INC.

By: /s/ Richard A. Pelini
Title: VP & Treasurer